UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Iterum Therapeutics plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be Held on June 19, 2024 Your Vote Counts! ITERUM THERAPEUTICS PLC 2024 Annual General Meeting June 19, 2024 3:00 PM, Irish time (10:00 AM ET) ITERUM THERAPEUTICS PLC FITZWILLIAM COURT, 1ST FLOOR LEESON CLOSE DUBLIN 2, IRELAND V42792-P10429 You invested in ITERUM THERAPEUTICS PLC and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. Get informed before you vote View the Proxy Materials online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to June 5, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Advance of the Meeting Vote by June 19, 2024 4:59 a.m. Irish time (11:59 PM ET, June 18) Visit www.ProxyVote.com Vote in Person at the Meeting* June 19, 2024 3:00 PM Irish time (10:00 AM ET) 3 Dublin Landings North Wall Quay Dublin 1, Ireland *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials, which contain important information, that are available to you on the Internet. We encourage you to access and review all of the information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. To elect the nominees for Class III directors named herein, each to serve for a three-year term expiring at the 2027 annual meeting of shareholders (Proposal No. 1): 1a. Corey N. Fishman 1b. Ronald M. Hunt 2. To ratify, in a non-binding vote, the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2024, and to authorize the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration (Proposal No. 2). 3. To approve, in a non-binding, advisory vote, named executive officer compensation (Proposal No. 3). 4. To approve, in a non-binding, advisory vote, the frequency of future advisory votes on named executive officer compensation (Proposal No. 4). NOTE: If any other matters properly come before the meeting or any adjournment thereof, the person(s) named in the proxy will vote in their discretion in accordance with applicable law or rule. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V42793-P10429

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials, which contain important information, that are available to you on the Internet. We encourage you to access and review all of the information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. To elect the nominees for Class III directors named herein, each to serve for a three-year term expiring at the 2027 annual meeting of shareholders (Proposal No. 1): 1a. Corey N. Fishman 1b. Ronald M. Hunt 2. To ratify, in a non-binding vote, the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2024, and to authorize the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration (Proposal No. 2). 3. To approve, in a non-binding, advisory vote, named executive officer compensation (Proposal No. 3). 4. To approve, in a non-binding, advisory vote, the frequency of future advisory votes on named executive officer compensation (Proposal No. 4). NOTE: If any other matters properly come before the meeting or any adjournment thereof, the person(s) named in the proxy will vote in their discretion in accordance with applicable law or rule. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V42793-P10429 to and conditional upon the approval of Proposal No. 4, the Board of Directors an updated authority under Irish law to issue shares (including rights to acquire shares) for cash without first offering those shares to existing shareholders under pre-emptive rights that would otherwise apply to the issuance (Proposal No. 5) r For For For For For for Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery” D96542-P87432